UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2012

Hilltop Holdings Inc. (Exact name of Registrant as specified in its charter)
Maryland (State of Incorporation)	1-31987 (Commission File Number)	84-1477939 (I.R.S. Employer Identification No.)
200 Crescent Court, Suite 1330 Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)
(214) 855-2177 (Registrant’s telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In connection with the previously announced definitive agreement and plan of merger (the “Merger Agreement”) by and among Hilltop Holdings Inc., a Maryland corporation (the “Company”), PlainsCapital Corporation, a Texas corporation (“PlainsCapital”), and Meadow Corporation, a Maryland corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which PlainsCapital will merge with and into Merger Sub and become a subsidiary of the Company (the “Merger”), the Company and PlainsCapital agreed that the board of directors (the “Board”) of the Company will include members selected by the current board of directors of PlainsCapital, effective as of the closing of the Merger.

The Company and PlainsCapital expect that, at the effective time of the Merger, the Company will appoint the following individuals, constituting all but one of the current members of the PlainsCapital board of directors, to the Board:

•   Charlotte Jones Anderson;

•   Tracey A. Bolt;

•   Hill A. Feinberg;

•   James R. Huffines;

•   Andrew J. Littlefair;

•   Lee Lewis;

•   A. Haag Sherman;

•   Robert C. Taylor, Jr.; and

•   Alan B. White.

These appointees will be in addition to the current members of the Board, all of whom the Company currently expects will remain members of the Board immediately following the closing of the Merger, for a total of 21 members.

Important Additional Information

In connection with the proposed transaction, the Company has filed with the Securities and Exchange Commission (“SEC”) a definitive registration statement on Form S-4 that includes a joint proxy statement of the Company and PlainsCapital that also constitutes a prospectus of the Company, and which has been mailed to stockholders of the Company and PlainsCapital.  The Company and PlainsCapital also plan to file other relevant documents with the SEC regarding the proposed transaction.  INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by the Company and PlainsCapital with the SEC at the SEC’s website at www.sec.gov.  Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.hilltop-holdings.com or by contacting Hilltop Investor Relations at 214-855-2177.

The Company, PlainsCapital and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  You can find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2012 (as it may be amended from time to time) and its definitive proxy statement filed with the SEC on April 30, 2012.  You can find information about PlainsCapital’s executive officers and directors in PlainsCapital’s Annual Report on Form 10-K filed with the SEC on March 16, 2012 (as it may be amended from time to time) and its definitive proxy statement filed with the SEC on April 3, 2012.  Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus referred to above, and in other relevant documents filed with the SEC if and when they become available.  Investors should read the definitive joint proxy statement/prospectus carefully before making any voting or investment decisions.  You may obtain free copies of these documents from the Company using the sources indicated above.

Forward Looking Statements

This Current Report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any expected future results, performance, or achievements.  Forward-looking statements speak only as of the date they are made and, except as required by law, the Company does not assume any duty to update forward looking statements.  Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving the Company and PlainsCapital, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the possibility that the merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) changes in the Company’s stock price before closing, including as a result of PlainsCapital’s earnings, broader stock market movements, and the performance of financial companies and peer group companies, (iii) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which PlainsCapital operates; (iv) the ability to promptly and effectively integrate the businesses of the Company and PlainsCapital; (v) the reaction of the companies’ customers, employees and counterparties to the transaction; and (vi) diversion of management time on merger-related issues.  For more information, see the risk factors described in the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLTOP HOLDINGS INC.

Date:  September 7, 2012                                By:     /s/ Corey Prestidge

   Name:  Corey Prestidge

   Title:    General Counsel and Secretary